As filed with the Securities and Exchange Commission on January 22, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REGULUS THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	26-4738379
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Suite 225 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity Incentive Plan

(Full titles of the plans)

Joseph P. Hagan

President and Chief Executive Officer

Regulus Therapeutics Inc.

10628 Science Center Drive, Suite 225

San Diego, CA 92121

(858) 202-6300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq.

Kenneth J. Rollins, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

Tel: (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock issuable under the 2019 Equity Incentive Plan ($0.001 par value per share)	4,166,860 shares(2)	$1.25	$5,208,575.00	$676.07

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the Regulus Therapeutics Inc. 2019 Equity Incentive Plan (the “2019 EIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the 2019 EIP on December 24, 2019 concurrently with the completion of the Milestone Closing under the Securities Purchase Agreement between the Company and the purchasers named therein, dated May 3, 2019.

(3)

This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on January 15, 2020, as reported by The Nasdaq Capital Market.

INCORPORATION OF DOCUMENTS BY REFERENCE.

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously registered shares of its Common Stock for issuance under the 2019 EIP on Form S-8  filed with the Securities and Exchange Commission (the “Commission”) on August 22, 2019 (File No. 333-233414). Pursuant to General Instruction E to  Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 3, 2016, and incorporated herein by reference).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 2, 2018, and incorporated herein by reference).

4.3	Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 8, 2016, and incorporated herein by reference).

4.4	Form of Common Stock Certificate of the Registrant (previously filed as Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on November 9, 2018, and incorporated herein by reference).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	Regulus Therapeutics Inc. 2019 Equity Incentive Plan (previously filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on August 6, 2019, and incorporated herein by reference).

99.2	Form of Stock Option Grant Notice and Option Agreement under the Regulus Therapeutics Inc. 2019 Equity Incentive Plan (previously filed as Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-233414), filed with the Commission on August 22, 2019).

99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the Regulus Therapeutics Inc. 2019 Equity Incentive Plan (previously filed as Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-233414), filed with the Commission on August 22, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 22, 2020.

REGULUS THERAPEUTICS INC.

By:	/s/ Joseph P. Hagan
Joseph P. Hagan
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph P. Hagan as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph P. Hagan	President, Chief Executive Officer and Member	January 22, 2020
Joseph P. Hagan	of the Board of Directors (Principal Executive Officer)

/s/ Cris Calsada	Chief Financial Officer	January 22, 2020
Cris Calsada	(Principal Financial Officer)

/s/ Daniel Penksa	Controller	January 22, 2020
Daniel Penksa	(Principal Accounting Officer)

/s/ Stelios Papadopoulos, Ph.D.	Chairman of the Board of Directors	January 22, 2020
Stelios Papadopoulos, Ph.D.

/s/ David Baltimore, Ph.D.	Member of the Board of Directors	January 22, 2020
David Baltimore, Ph.D.

/s/ Kathryn J. Collier	Member of the Board of Directors	January 22, 2020
Kathryn J. Collier

/s/ Jake R. Nunn	Member of the Board of Directors	January 22, 2020
Jake R. Nunn

/s/ William H. Rastetter, Ph.D.	Member of the Board of Directors	January 22, 2020
William H. Rastetter, Ph.D.

/s/ Hugh Rosen, M.D., Ph.D.	Member of the Board of Directors	January 22, 2020
Hugh Rosen, M.D., Ph.D.

/s/ Simos Simeonidis, Ph.D.	Member of the Board of Directors	January 22, 2020
Simos Simeonidis, Ph.D.

/s/ Pascale Witz	Member of the Board of Directors	January 22, 2020
Pascale Witz